FOR IMMEDIATE RELEASE	Wednesday, November 2, 2016

TEGNA Inc. Reports Strong 2016 Third Quarter Results

Highlights for the third quarter include the following:

•
GAAP earnings per diluted share from continuing operations of $0.54 compared to $0.41 per diluted share in the third quarter last year. Non-GAAP earnings per diluted share from continuing operations of $0.65, an increase of 76 percent year-over-year

•	Total company revenues were 14 percent higher driven by strong Media Segment results

•	Media Segment revenues rose over 23 percent reflecting record advertising revenue related to the Summer Olympics and substantial increases in retransmission and political advertising revenues

•	Net income from continuing operations was $119 million; Adjusted EBITDA totaled $334 million, a 25 percent increase year-over-year

•	Net cash flow from operating activities totaled $226 million; Free cash flow was $197 million

•	On September 7, 2016, announced the spin-off of the Cars.com business unit which is expected to occur in the first half of 2017 and has commenced a strategic review of the CareerBuilder business unit

McLEAN, VA - TEGNA Inc. (NYSE: TGNA) today reported GAAP earnings per diluted share from continuing operations of $0.54 for the third quarter of 2016. Non-GAAP earnings per diluted share were $0.65 for the third quarter of 2016 compared to $0.37 for the third quarter of 2015, an increase of 75.7 percent.

Gracia Martore, president and chief executive officer, said, “We are very proud of the significant progress we made on all fronts this quarter, which culminated in non-GAAP earnings per share growth of 76 percent, as each of our businesses continues to successfully execute its respective growth strategy. At TEGNA Media, our strong NBC footprint led to record Summer Olympic advertising revenue in the quarter. We also benefited from higher political revenue and a 32 percent increase in retransmission revenue, continuing the strong retransmission growth trajectory we’ve seen over the last several years. Advertising related to congressional and gubernatorial elections in the quarter was up substantially compared to past presidential election years. However, political advertising did not achieve expectations due primarily to substantially lower than anticipated spending in the presidential election. In our Digital Segment, strong results at Cars.com were driven by growth in direct channel revenue as well as the acquisition of DealerRater. CareerBuilder benefited from the acquisitions of Aurico and Workterra augmenting strong product sales as it continues its transition toward SaaS-focused products and services.”

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Martore continued, “We continue to be on track to complete the spin-off of Cars.com in the first half of 2017, and we are making progress on the strategic review process for CareerBuilder, which is now well underway.  As we continue down both of these paths, we remain as sharply focused as ever on growing and innovating across all of our businesses to ensure that we remain at the leading edge of the digital and media landscapes as we close out the year and enter 2017.”

THIRD QUARTER
CONTINUING OPERATIONS

The following table summarizes the year-over-year changes in continuing operations for both GAAP and non-GAAP measures (in thousands).

	GAAP		Non-GAAP
	Third Quarter Ended Sept. 30, 2016	Third Quarter Ended Sept. 27, 2015	Third Quarter Ended Sept. 30, 2016	Third Quarter Ended Sept. 27, 2015

Operating revenue	$860,265	$757,518	$860,265	$757,518
Operating expense	596,493	539,416	578,182	539,416
Operating income	$263,772	$218,102	$282,083	$218,102

Net income from continuing operations attributable to TEGNA	$118,683	$93,572	$141,367	$85,237

See Table 3 for reconciliations between non-GAAP measures and the most directly comparable GAAP reported numbers.

Total company revenues were 13.6 percent higher in the third quarter of 2016 compared to the third quarter of 2015 reflecting revenue growth in both the Media Segment and Digital Segment.

Operating expenses in the third quarter increased 10.6 percent compared to the third quarter of 2015. On a non-GAAP basis, operating expenses were up 7.2 percent reflecting primarily higher Media Segment expenses. Corporate expenses totaled $16.6 million in the third quarter of 2016. Excluding special items, corporate expenses were $15.0 million.

Operating income was 20.9 percent higher compared to the third quarter in 2015 while operating income on a non-GAAP basis grew 29.3 percent. Net income from continuing operations attributable to TEGNA was 26.8 percent higher compared to third quarter of 2015. Adjusted EBITDA (a non-GAAP measure detailed in Table 4) increased 24.5 percent to $333.9 million compared to the same quarter in 2015. As a result, the Adjusted EBITDA margin was 3.4 percentage points higher and equaled 38.8 percent in the third quarter of 2016.

Special items in the third quarter of 2016 unfavorably impacted GAAP results by $0.11 per share due primarily to non-cash impairments and expenses related to acquisitions and dispositions (refer to Table 3 for a reconciliation of results on a GAAP and non-GAAP basis).

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THIRD QUARTER
TEGNA MEDIA

The following table summarizes the year-over-year changes in select Media Segment revenue categories (in thousands).

	Third Quarter Ended
	Sept. 30, 2016	Sept. 27, 2015	Percentage Change
Core (Local & National)	$282,676	$254,243	11.2%
Political	38,060	6,061	****
Retransmission (a)	143,676	109,012	31.8%
Online	33,008	29,415	12.2%
Other	4,266	7,714	(44.7%)
Total	$501,686	$406,445	23.4%

(a) Reverse compensation to networks is included as part of programming costs.

Media Segment revenues grew 23.4 percent driven by a record $55.9 million in advertising related to the Summer Olympic Games, substantially higher retransmission revenues, a $32.0 million increase in politically related advertising and the impact of growth initiatives.

Media Segment operating expenses totaled $280.6 million compared to $247.9 million in the third quarter of 2015. The increase was due primarily to higher programming fees and continued investment in growth initiatives. Operating income grew 39.4 percent from the third quarter in 2015 and totaled $221.0 million. On a non-GAAP basis, operating income in the quarter was up 40.2 percent to $222.4 million. Adjusted EBITDA was 35.9 percent higher and totaled $240.5 million for the quarter. The Adjusted EBITDA margin was 47.9 percent in the quarter, an increase of 4.4 percentage points from the third quarter in 2015.

Based on current trends, we expect Media Segment revenue growth of 12 to 15 percent for the fourth quarter of 2016 compared to the fourth quarter of 2015 driven by retransmission revenue growth of approximately 20 to 22 percent and $88 million to $90 million of political advertising.

THIRD QUARTER
TEGNA DIGITAL

Digital Segment revenues were 2.1 percent higher in the third quarter reflecting $12.2 million in revenue growth at Cars.com and a $5.4 million revenue increase at CareerBuilder offset, in part, by the impact of the sale of our PointRoll business in November 2015.

Total revenues at Cars.com increased 8.1 percent in the third quarter. Cars.com revenues sold directly by the company were up 11.4 percent driven by an increase in display advertising purchases by auto manufacturers, a higher volume of subscription packages, product upsells, and the acquisition of DealerRater. Affiliate revenues were relatively unchanged in the quarter compared to the third quarter in 2015.

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CareerBuilder revenues were 3.1 percent (3.8 percent on a constant currency basis) higher in the third quarter, a sequential improvement from the growth rate in the second quarter. CareerBuilder results reflect the acquisitions of Aurico and Workterra as well as continued growth in its resume database products and human capital software solutions.

Digital Segment operating expenses were up 7.4 percent and totaled $299.3 million in the quarter. The increase reflects primarily a $15.2 million non-cash goodwill impairment charge related to a small reporting unit, the acquisition of DealerRater at Cars.com and the acquisitions of Aurico and Workterra and investments in customer service headcount and technology at CareerBuilder, partially offset by the impact of the disposition of PointRoll. Excluding the goodwill impairment charge, Digital Segment operating expenses were approximately $284 million, an increase of 1.9 percent compared to the third quarter in 2015.

Digital Segment operating income was $59.3 million. Excluding special items, non-GAAP operating income was $74.7 million, an increase of 3.2 percent. Adjusted EBITDA totaled $108.4 million resulting in an Adjusted EBITDA margin of 30.2 percent.

THIRD QUARTER
NON-OPERATING AND CASH FLOW ITEMS

Interest expense was $57.6 million in the quarter, a decline of $9.3 million from $66.9 million in the third quarter of 2015, due to lower average debt outstanding and a lower average interest rate. On September 30, 2016, we gave notice of our intent to redeem on November 1, 2016, the remaining $70 million of 7.125 percent notes outstanding that mature September 2018 at par.

Other non-operating expenses totaled $11.1 million, an increase of $7.9 million from the third quarter of 2015 reflecting primarily expenses associated with the planned spin-off of Cars.com and acquisitions. Excluding spin-off and acquisition expenses, other non-operating income in the third quarter of 2016 was $3.1 million compared to other non-operating expense of $3.1 million in the third quarter of 2015.

Cash flow from operating activities for the third quarter of 2016 was $225.5 million. Free cash flow (a non-GAAP measure - Refer to Table 5) totaled $197.0 million for the quarter. Long-term debt outstanding was $4.2 billion and total cash was $107.3 million at the end of the quarter. Due to the previously announced spin-off of Cars.com, no company shares were repurchased in the quarter. Dividends paid in the quarter totaled $30.2 million. The effective tax rate in the quarter was 32.9 percent on a GAAP basis. On a non-GAAP basis, the effective tax rate was 33.1 percent.

* * * *
As previously announced, the company will hold an earnings conference call at 11:00 a.m. E.T. today. The call can be accessed via a live webcast through the company's Investors website, investors.TEGNA.com, or listen-only conference lines. U.S. callers should dial 1-800-768-6569 and international callers should dial 1-785-830-7992 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 6857323. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Wednesday, November 2 at 3 p.m. (ET) to Wednesday, November 16 at 3 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 6857323. Materials related to the call will be available through the Investor Relations section of the company's website Wednesday morning.

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About TEGNA
TEGNA Inc. (NYSE: TGNA) is comprised of a dynamic portfolio of media and digital businesses that provide content that matters and brands that deliver. TEGNA reaches more than 90 million Americans and delivers highly relevant, useful and smart content, when and how people need it, to make the best decisions possible. TEGNA Media includes 46 television stations and is the largest independent station group of major network affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. TEGNA Digital is comprised of Cars.com, the leading online destination for automotive consumers, CareerBuilder, a global leader in human capital solutions, and other powerful brands such as G/O Digital and Cofactor. For more information, visit www.TEGNA.com.

Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

# # #

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Steve Kidera
Vice President, Investor Relations	Corporate Communications
703-854-6917	703-873-6434
jheinz@TEGNA.com	skidera@TEGNA.com

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands (except per share amounts)

Table No. 1
	Third Quarter Ended Sept. 30, 2016	Third Quarter Ended Sept. 27, 2015	% Increase (Decrease)

Operating revenues:
Media	$501,686	$406,445	23.4
Digital	358,579	351,073	2.1
Total	860,265	757,518	13.6

Operating expenses:
Cost of revenues and operating expenses, exclusive of depreciation	261,065	224,294	16.4
Selling, general and administrative expenses, exclusive of depreciation	268,415	265,102	1.2
Depreciation	22,634	21,518	5.2
Amortization of intangible assets	29,161	28,502	2.3
Asset impairment charges and facility consolidation	15,218	—	****
Total	596,493	539,416	10.6
Operating income	263,772	218,102	20.9

Non-operating expense:
Equity loss in unconsolidated investments, net	(3,549)	(1,012)	****
Interest expense	(57,607)	(66,949)	(14.0)
Other non-operating expense, net	(11,051)	(3,115)	****
Total	(72,207)	(71,076)	1.6

Income before income taxes	191,565	147,026	30.3
Provision for income taxes	58,130	35,967	61.6
Income from continuing operations	133,435	111,059	20.1
Net income attributable to noncontrolling interests	(14,752)	(17,487)	(15.6)
Net income from continuing operations attributable to TEGNA Inc.	$118,683	$93,572	26.8

Earnings from continuing operations per share:
Basic	$0.55	$0.42	31.0
Diluted	$0.54	$0.41	31.7

Weighted average number of common shares outstanding:
Basic	214,813	224,530	(4.3)
Diluted	218,099	230,078	(5.2)

Dividends declared per share	$0.14	$0.14	—

CONDENSED CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands (except per share amounts)

Table No. 1 (continued)
	Nine Months Ended Sept. 30, 2016	Nine Months Ended Sept. 27, 2015	% Increase (Decrease)

Operating revenues:
Media	$1,404,462	$1,219,911	15.1
Digital	1,049,320	1,025,770	2.3
Total	2,453,782	2,245,681	9.3

Operating expenses:
Cost of revenues and operating expenses, exclusive of depreciation	764,793	690,781	10.7
Selling, general and administrative expenses, exclusive of depreciation	824,561	794,650	3.8
Depreciation	67,494	70,752	(4.6)
Amortization of intangible assets	85,703	86,156	(0.5)
Asset impairment charges and facility consolidation	18,946	17,079	10.9
Total	1,761,497	1,659,418	6.2
Operating income	692,285	586,263	18.1

Non-operating expense:
Equity loss in unconsolidated investments, net	(6,530)	(4,123)	58.4
Interest expense	(175,461)	(206,871)	(15.2)
Other non-operating expense, net	(11,220)	(5,346)	****
Total	(193,211)	(216,340)	(10.7)

Income before income taxes	499,074	369,923	34.9
Provision for income taxes	147,844	120,706	22.5
Income from continuing operations	351,230	249,217	40.9
Net income attributable to noncontrolling interests	(40,178)	(47,701)	(15.8)
Net income from continuing operations attributable to TEGNA Inc.	$311,052	$201,516	54.4

Earnings from continuing operations per share:
Basic	$1.43	$0.89	60.7
Diluted	$1.41	$0.87	62.1

Weighted average number of common shares outstanding:
Basic	216,865	226,053	(4.1)
Diluted	220,511	231,310	(4.7)

Dividends declared per share	$0.42	$0.54	(22.2)

BUSINESS SEGMENT INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 2
	Third Quarter Ended Sept. 30, 2016	Third Quarter Ended Sept. 27, 2015	% Increase (Decrease)

Operating revenues:
Media	$501,686	$406,445	23.4
Digital	358,579	351,073	2.1
Total	$860,265	$757,518	13.6

Operating income (net of depreciation, amortization, asset impairment charges and facility consolidation):
Media	$221,038	$158,595	39.4
Digital	59,296	72,446	(18.2)
Corporate	(16,562)	(12,939)	28.0
Total	$263,772	$218,102	20.9

Depreciation, amortization, asset impairment charges and facility consolidation:
Media	$18,105	$18,406	(1.6)
Digital	48,887	31,074	57.3
Corporate	21	540	(96.1)
Total	$67,013	$50,020	34.0

Adjusted EBITDA (a):
Media	$240,456	$177,001	35.9
Digital	108,406	103,520	4.7
Corporate	(14,984)	(12,399)	20.8
Total	$333,878	$268,122	24.5

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in the section "Use of Non-GAAP Information" and Table No. 4 provides reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

BUSINESS SEGMENT INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 2 (continued)
	Nine Months Ended Sept. 30, 2016	Nine Months Ended Sept. 27, 2015	% Increase (Decrease)

Operating revenues:
Media	$1,404,462	$1,219,911	15.1
Digital	1,049,320	1,025,770	2.3
Total	$2,453,782	$2,245,681	9.3

Operating income (net of depreciation, amortization, asset impairment charges and facility consolidation):
Media	$569,888	$513,557	11.0
Digital	170,939	175,462	(2.6)
Corporate	(48,542)	(50,817)	(4.5)
Unallocated costs (b)	—	(51,939)	(100.0)
Total	$692,285	$586,263	18.1

Depreciation, amortization, asset impairment and facility consolidation:
Media	$58,377	$61,492	(5.1)
Digital	110,728	106,050	4.4
Corporate	3,038	6,445	(52.9)
Total	$172,143	$173,987	(1.1)

Adjusted EBITDA (a):
Media	$646,826	$562,688	15.0
Digital	281,890	283,684	(0.6)
Corporate	(43,947)	(44,372)	(1.0)
Unallocated costs (b)	—	(51,939)	(100.0)
Total	$884,769	$750,061	18.0

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in the section "Use of Non-GAAP Information" and Table No. 4 provides reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

(b) Unallocated costs in 2015 represent certain expenses that historically were allocated to the former Publishing Segment but that could not be allocated to discontinued operations because they were not clearly and specifically identifiable to the spun-off businesses, the accounting criteria for reclassification to discontinued operations.

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from or as a substitute for the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating business unit and consolidated company performance. Furthermore, the company’s Board of Director compensation committee uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of severance expense, impairment charges on operating assets and equity investments, facility consolidation charges, gains related to a building sale and a business disposal and expenses related to business acquisitions and the company’s spin-off transactions recognized in operating and non-operating categories and a credit to our income tax provision. The company believes that such expenses, charges and gains are not indicative of normal, ongoing operations. Such items vary from period to period and are significantly impacted by the timing and nature of these events. Therefore, while the company may incur or recognize these types of expenses, charges and gains in the future, management believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of the company's ongoing operating performance.

The company also discusses Adjusted EBITDA, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income from continuing operations attributable to TEGNA before (1) net income attributable to noncontrolling interests, (2) interest expense, (3) income taxes, (4) equity income (losses) in unconsolidated investees, net, (5) other non-operating items such as spin-off transaction expenses, investment income and currency gains and losses, (6) severance expense, (7) facility consolidation charges, (8) impairment charges, (9) depreciation and (10) amortization. When Adjusted EBITDA is discussed in reference to performance on a consolidated basis, the most directly comparable GAAP financial measure is Net income from continuing operations attributable to TEGNA. Management does not analyze non-operating items such as interest expense and income taxes on a segment level; therefore, the most directly comparable GAAP financial measure to Adjusted EBITDA when performance is discussed on a segment level is Operating income. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property and equipment”. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

Tabular reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the following tables.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 3

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items				Non-GAAP Measure
	Third Quarter Ended Sept. 30, 2016	Severance expense	Goodwill impairment	Equity investment impairment	Other non-operating Items	Third Quarter Ended Sept. 30, 2016

Cost of revenues and operating expenses, exclusive of depreciation	$261,065	$(1,086)	$—	$—	$—	$259,979
Selling general and administrative expenses, exclusive of depreciation	268,415	(2,007)	—	—	—	266,408
Asset impairment charges and facility consolidation	15,218	—	(15,218)	—	—	—
Operating expenses	596,493	(3,093)	(15,218)	—	—	578,182
Operating income	263,772	3,093	15,218	—	—	282,083
Equity loss in unconsolidated investments, net	(3,549)	—	—	2,030	—	(1,519)
Other non-operating expense	(11,051)	—	—	—	14,157	3,106
Total non-operating expense	(72,207)	—	—	2,030	14,157	(56,020)
Income before income taxes	191,565	3,093	15,218	2,030	14,157	226,063
Provision for income taxes	58,130	1,203	5,962	790	3,859	69,944
Net income from continuing operations attributable to TEGNA	118,683	1,890	9,256	1,240	10,298	141,367
Net income from continuing operations per share-diluted	$0.54	$0.01	$0.04	$0.01	$0.05	$0.65

	GAAP Measure	Special Items				Non-GAAP Measure
	Third Quarter Ended Sept. 27, 2015	Severance expense	Operating asset impairments	Non-operating items	Special tax credit	Third Quarter Ended Sept. 27, 2015

Cost of revenues and operating expenses, exclusive of depreciation	$224,294	$—	$—	$—	$—	$224,294
Selling general and administrative expenses, exclusive of depreciation	265,102	—	—	—	—	265,102
Asset impairment charges and facility consolidation	—	—	—	—	—	—
Operating expenses	539,416	—	—	—	—	539,416
Operating income	218,102	—	—	—	—	218,102
Other non-operating expense	(3,115)	—	—	—	—	(3,115)
Total non-operating expense	(71,076)	—	—	—	—	(71,076)
Income before income taxes	147,026	—	—	—	—	147,026
Provision for income taxes	35,967	—	—	—	8,335	44,302
Net income from continuing operations attributable to TEGNA	93,572	—	—	—	(8,335)	85,237
Net income from continuing operations per share - diluted	$0.41	$—	$—	$—	$(0.04)	$0.37

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 3 (continued)

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items				Non-GAAP Measure
	Nine Months Ended Sept. 30, 2016	Severance expense	Goodwill and operating asset impairments	Equity investment impairments	Other non-operating items	Nine Months Ended Sept. 30, 2016

Cost of revenues and operating expenses, exclusive of depreciation	$764,793	$(12,601)	$—	$—	$—	$752,192
Selling general and administrative expenses, exclusive of depreciation	824,561	(7,740)	—	—	—	816,821
Asset impairment charges and facility consolidation	18,946	—	(18,946)	—	—	—
Operating expenses	1,761,497	(20,341)	(18,946)	—	—	1,722,210
Operating income	692,285	20,341	18,946	—	—	731,572
Equity loss in unconsolidated investments, net	(6,530)	—	—	3,899	—	(2,631)
Other non-operating (expense) income	(11,220)	—	—	—	17,995	6,775
Total non-operating expense	(193,211)	—	—	3,899	17,995	(171,317)
Income before income taxes	499,074	20,341	18,946	3,899	17,995	560,255
Provision for income taxes	147,844	7,875	7,412	1,517	4,936	169,584
Net income from continuing operations attributable to TEGNA	311,052	12,466	11,534	2,382	13,059	350,493
Net income from continuing operations per share - diluted	$1.41	$0.06	$0.05	$0.01	$0.06	$1.59

	GAAP Measure	Special Items					Non-GAAP Measure
	Nine Months Ended Sept. 27, 2015	Severance expense	Operating asset impairments and facility consolidation	Building sale gain	Non-operating items	Special tax credit	Nine Months Ended Sept. 27, 2015

Cost of revenues and operating expenses, exclusive of depreciation	$690,781	$(2,142)	$—	$12,709	$—	$—	$701,348
Selling general and administrative expenses, exclusive of depreciation	794,650	(378)	—	—	—	—	794,272
Asset impairment charges and facility consolidation	17,079	—	(17,079)	—	—	—	—
Operating expenses	1,659,418	(2,520)	(17,079)	12,709	—	—	1,652,528
Operating income	586,263	2,520	17,079	(12,709)	—	—	593,153
Other non-operating expense	(5,346)	—	—	—	1,453	—	(3,893)
Total non-operating expense	(216,340)	—	—	—	1,453	—	(214,887)
Income before income taxes	369,923	2,520	17,079	(12,709)	1,453	—	378,266
Provision for income taxes	120,706	937	6,352	(4,726)	(5,737)	2,023	119,555
Net income from continuing operations attributable to TEGNA	201,516	1,583	10,727	(7,983)	7,190	(2,023)	211,010
Net income from continuing operations per share - diluted (a)	$0.87	$0.01	$0.05	$(0.03)	$0.03	$(0.01)	$0.91
(a) - Per share amounts do not foot due to rounding

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4

Reconciliations of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

Third Quarter Ended September 30, 2016:
	Media	Digital	Corporate	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)				$118,683
Net income attributable to noncontrolling interests				14,752
Provision for income taxes				58,130
Interest expense				57,607
Equity loss in unconsolidated investments, net				3,549
Other non-operating expense				11,051
Operating income (GAAP basis)	$221,038	$59,296	$(16,562)	$263,772
Severance expense	1,313	223	1,557	3,093
Goodwill impairment	—	15,218	—	15,218
Adjusted operating income (non-GAAP basis)	222,351	74,737	(15,005)	282,083
Depreciation	12,658	9,955	21	22,634
Amortization	5,447	23,714	—	29,161
Adjusted EBITDA (non-GAAP basis)	$240,456	$108,406	$(14,984)	$333,878

Third Quarter Ended September 27, 2015:
	Media	Digital	Corporate	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)				$93,572
Net income attributable to noncontrolling interests				17,487
Provision for income taxes				35,967
Interest expense				66,949
Equity loss in unconsolidated investments, net				1,012
Other non-operating expense				3,115
Operating income (GAAP and non-GAAP basis)	$158,595	$72,446	$(12,939)	$218,102
Depreciation	12,915	8,063	540	21,518
Amortization	5,491	23,011	—	28,502
Adjusted EBITDA (non-GAAP basis)	$177,001	$103,520	$(12,399)	$268,122

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4 (continued)

Reconciliations of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

Nine Months Ended September 30, 2016:
	Media	Digital	Corporate	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)				$311,052
Net income attributable to noncontrolling interests				40,178
Provision for income taxes				147,844
Interest expense				175,461
Equity loss in unconsolidated investments, net				6,530
Other non-operating expense				11,220
Operating income (GAAP basis)	$569,888	$170,939	$(48,542)	$692,285
Severance expense	18,561	223	1,557	20,341
Goodwill and operating asset impairments	1,864	15,218	1,864	18,946
Adjusted operating income (non-GAAP basis)	590,313	186,380	(45,121)	731,572
Depreciation	39,926	26,394	1,174	67,494
Amortization	16,587	69,116	—	85,703
Adjusted EBITDA (non-GAAP basis)	$646,826	$281,890	$(43,947)	$884,769

Nine Months Ended September 27, 2015:
	Media	Digital	Corporate	Unallocated Costs	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)					$201,516
Net income attributable to noncontrolling interests					47,701
Provision for income taxes					120,706
Interest expense					206,871
Equity loss in unconsolidated investments, net					4,123
Other non-operating expense					5,346
Operating income (GAAP basis)	$513,557	$175,462	$(50,817)	$(51,939)	$586,263
Severance expense	348	2,172	—	—	2,520
Asset impairment charges and facility consolidation	5,072	12,007	—	—	17,079
Building sale gain	(12,709)	—	—	—	(12,709)
Adjusted operating income (non-GAAP basis)	506,268	189,641	(50,817)	(51,939)	593,153
Depreciation	39,455	24,852	6,445	—	70,752
Amortization	16,965	69,191	—	—	86,156
Adjusted EBITDA (non-GAAP basis)	$562,688	$283,684	$(44,372)	$(51,939)	$750,061

Note: Starting in second quarter of 2016, the company revised the method for computing Adjusted EBITDA to no longer treat non-cash rent as a reconciling item. The first quarter 2016 number was updated to conform to this new method which resulted in a $1.6 million reduction to our previously reported first quarter 2016 Adjusted EBITDA. This change did not impact Adjusted EBITDA for the nine months ended September 27, 2015.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5

"Free cash flow" is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of similar GAAP financial measures.

	Third Quarter Ended September 30, 2016	Nine Months Ended September 30, 2016

Net cash flow from operating activities	$225,519	$454,763
Purchase of property, plant and equipment	(28,527)	(68,577)
Free cash flow	$196,992	$386,186

TAX RATE CALCULATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 6

The calculations of the company's effective tax rate on a GAAP and non-GAAP basis are below:

	GAAP		Non-GAAP
	Third Quarter Ended Sept. 30, 2016	Third Quarter Ended Sept. 27, 2015	Third Quarter Ended Sept. 30, 2016	Third Quarter Ended Sept. 27, 2015

Income before taxes (per Table 3)	$191,565	$147,026	$226,063	$147,026
Noncontrolling interests (per Table 1)	(14,752)	(17,487)	(14,752)	(17,487)
Income before taxes attributable to TEGNA	$176,813	$129,539	$211,311	$129,539

Provision for income taxes (per Table 3)	$58,130	$35,967	$69,944	$44,302

Effective tax rate	32.9%	27.8%	33.1%	34.2%

	GAAP		Non-GAAP
	Nine Months Ended Sept. 30, 2016	Nine Months Ended Sept. 27, 2015	Nine Months Ended Sept. 30, 2016	Nine Months Ended Sept. 27, 2015

Income before taxes (per Table 3)	$499,074	$369,923	$560,255	$378,266
Noncontrolling interests (per Table 1)	(40,178)	(47,701)	(40,178)	(47,701)
Income before taxes attributable to TEGNA	$458,896	$322,222	$520,077	$330,565

Provision for income taxes (per Table 3)	$147,844	$120,706	$169,584	$119,555

Effective tax rate	32.2%	37.5%	32.6%	36.2%